SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

CYTORI THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 458-0900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated Cytori Therapeutics, Inc. 2014 Equity Incentive Award Plan

On March 31, 2017, the Board of Directors (the “Board”) of Cytori Therapeutics, Inc. (the “Company”) approved the amendment and restatement of the Cytori Therapeutics, Inc. 2014 Equity Incentive Plan (as amended to date, the “2014 Plan”), subject to stockholder approval at the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”). The amended and restated 2014 Plan is referred to herein as the “Restated 2014 Plan.”  The Restated 2014 Plan authorizes the issuance of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards. The Restated 2014 Plan also authorizes the Compensation Committee of the Board (the “Compensation Committee”) to grant performance awards payable in the form of the Company’s common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Restated 2014 Plan authorizes the grant of awards to employees, non-employee directors and consultants of the Company and its affiliates.

The Restated 2014 Plan is administered by the Compensation Committee, which may delegate its duties and responsibilities to committees of directors and/or officers of the Company, subject to certain limitations that may be imposed under applicable law.

The maximum number of shares of the Company’s common stock for which grants may be made under the Restated 2014 Plan is 2,900,133 shares. Pursuant to the Restated 2014 Plan, the maximum number of shares of common stock that may be issued or transferred pursuant to incentive stock options (“ISOs”), as defined under Section 422(b) of the Code, under the Restated Plan shall be 2,900,133 shares.  In addition, the following annual limitations apply:  (1) the maximum number of shares of common stock that may be subject to one or more options or SARs granted to any one person pursuant to the Restated 2014 Plan during any fiscal year is 2,000,000 shares; (2) the maximum number of shares of common stock that may be subject to one or more awards (other than options or SARs) granted to any one person pursuant to the Restated 2014 Plan during any fiscal year is 2,000,000 shares; and (3) the maximum amount that may be paid under cash awards pursuant to the Restated 2014 Plan to any one participant during any fiscal year is $5,000,000.

Under the Restated 2014 Plan, the total aggregate value of cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year under the Restated 2014 Plan may not exceed $500,000 (increased to $700,000 in the calendar year of a non-employee director’s initial service as a non-employee director). The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

The Restated 2014 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers and tax withholding requirements. The Restated 2014 Plan may be amended or terminated by the Compensation Committee at any time, subject to certain limitations requiring stockholder consent or the consent of the participant.  The Restated 2014 Plan will continue in effect until its termination by the Compensation Committee, provided that no awards may be granted under the Restated 2014 Plan following the tenth anniversary of the date the Restated 2014 Plan was adopted by the Board.

If the Restated 2014 Plan is not approved by the Company’s stockholders at the Annual Meeting, the Restated 2014 Plan will cease to be effective, the original 2014 Plan in effect prior to the approval of the Restated 2014 Plan by the Board will continue in full force and effect, and the Company may continue to grant awards under the 2014 Plan, subject to its terms, conditions and limitations, using the limited remaining shares available for issuance thereunder.  In addition, if the Restated 2014 Plan is not approved by the Company’s stockholders, any awards granted under the Restated 2014 Plan subject to stockholder approval, will terminate.

The foregoing description of the Restated 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the Restated 2014 Plan, a copy of which will be filed as Appendix A to the Company’s definitive proxy statement to be filed in connection with the Annual Meeting.

Appointment of Gregg A. Lapointe

On March 31, 2017, the Board, upon the recommendation of the Governance and Nominating Committee of the Company and pursuant to the bylaws of the Company, increased the number of authorized seats on the Board from seven to eight and appointed Gregg A. Lapointe to fill the vacancy created thereby.  Mr. Lapointe will participate in the Company’s standard non-employee director compensation program (“Director Compensation Program”) and will receive an annual retainer of $40,000 for his service on the Board.  Effective as of the date of his appointment to the Board, the Board granted to Mr. Lapointe options to purchase up to 50,000 shares of common stock of the Company as his “Initial Award” under the Director Compensation Program (the “Option Grant”).  The Option Grant was granted under the Restated 2014 Plan and is subject to stockholder approval of the Restated 2014 Plan.  If the Restated 2014 Plan is not approved by the Company’s stockholders at the Annual Meeting, the Option Grant will be canceled and become null and void.  Subject to receipt of stockholder approval, the Option Grant will vest and become exercisable in consecutive, equal installments on each of the first two anniversaries of the date of Mr. Lapointe’s appointment to the Board, subject to Mr. Lapointe continuing in service on the Board through each such vesting date, and will vest in full upon the occurrence of a Change in Control (as defined in the Restated 2014 Plan). The exercise price of the common stock subject to the Option Grant is $1.58 per share.

Upon the departure of Paul W. Hawran from the Board, as discussed below, the number of authorized seats on the Board will decrease from eight to seven, and Mr. Lapointe will succeed Mr. Hawran as Chairman of the Audit Committee.  Following such appointment, the Audit Committee will consist of Mr. Lapointe (Chairman), Richard Hawkins and Gary Lyons, and Mr. Lapointe will thereafter receive separate retainers for his service as a member and as chairman of the Audit Committee in accordance with the terms of the Company’s Director Compensation Program.

There are no arrangements or understandings between Mr. Lapointe and any other persons pursuant to which he was selected as a director, and there are no transactions in which the Company is a party and in which Mr. Lapointe has a material interest subject to disclosure under Item 404(a) of Regulation S-K.  The Board has determined that Mr. Lapointe (i) is independent as such term is defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, meets the applicable independence requirements of The NASDAQ Stock Market LLC and does not have any relationship with the Company that would interfere with his exercise of independent judgment in carrying out his responsibilities as a director of the Company, and (ii) is an audit committee financial expert, as such term is defined in Item 407 of Regulation S-K, and has the requisite financial sophistication, as contemplated by the corporate governance listing standards of The Nasdaq Stock Market LLC.

Resignation of Paul W. Hawran

On March 31, 2017, Paul W. Hawran notified the Board that he does not intend to stand for reelection at the Annual Meeting.  Mr. Hawran’s decision to not stand for reelection was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Upon the effectiveness of Mr. Hawran’s resignation, which will be the date of the Annual Meeting (the “Resignation Date”), (i) the vesting and exercisability of each of the outstanding stock options held by Mr. Hawran will be accelerated, (ii) each of the outstanding stock options held by Mr. Hawran will be amended to extend the post-termination exercise period thereof through the fifth anniversary of the Resignation Date (but in no event beyond the original ten-year term of such options) and (iii) the Company will pay to Mr. Hawran all of his accrued but unpaid retainers for his services as a director through the Resignation Date plus any retainers that would have been payable under the Director Compensation Program had he remained a director through June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytori Therapeutics, Inc.

April 5, 2017	By:	/s/ Jeremy Hayden
Name: Jeremy Hayden
Title: General Counsel